Exhibit 99.1

News Release
Release: Immediate	Contact:	Ronda J. Williams
312-706-3232
Oil-Dri Board of Directors Authorizes Additional Common
Stock Repurchases and Declares Dividends

CHICAGO – March 12, 2010 – Oil-Dri Corporation of America (NYSE: ODC) announced today that its Board of Directors has authorized the repurchase of an additional 250,000 shares of its Common Stock and has declared quarterly cash dividends of $0.15 per share of the Company’s Common Stock and $0.1125 per share of the Company’s Class B Stock.

President and Chief Executive Officer Daniel S. Jaffee said, “We continue to believe our Common Stock repurchase program is a good investment in our future and I am pleased with the Board’s decision to approve additional shares for this program.”

Including the 238,243 shares remaining under the prior authorizations, the Company is now authorized to repurchase a total of 488,243 shares of Common Stock.

The dividends will be payable on June 4, 2010, to stockholders of record at the close of business on May 21, 2010.  The Company has paid cash dividends continuously since 1974.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls.  Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.